EXHIBIT 23.6

GILBERT LAUSTSEN JUNG
ACCOCIATES LTD. PETROLEUM CONSULTANTS
4100, 400 - 3RD AVENUE S.W., CALGARY, ALBERTA, CANADA T2P 4H2 (403) 266-9500 FAX (403) 262-1855



                                LETTER OF CONSENT




    TO:       Southern Mineral Corporation
              The Securities and Exchange Commission


                                         Re:   NEUTRINO RESOURCES INC.
                                         -----------------------------
    We refer to the following report prepared by Gilbert Laustsen Jung Associates Ltd.:

    o the Reserve Determination and Evaluation of the Canadian Oil and Gas Properties of Neutrino Resources Inc. effective January 1, 1999, dated January 11, 1999.

    We hereby consent to the use of our name, reference to and excerpts from the said reports by Southern Mineral Corporation in its annual report and SEC 10K filing.

                                           Yours very truly,
                                           GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

                                           /s/ WAYNE W. CHOW
                                           Wayne W. Chow, P Eng.
                                           Vice-President

    Calgary, Alberta
    Date: March 22, 1999